United States
                  Securities and Exchange Commission
                         Washington, D.C. 20549

                              Form 8-K/A

                              April 5, 1999
                            (January 20, 1999)
                     (Date of Earliest Event Reported)

                            ----------------


                     INDUSTRIAL RUBBER PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

Minnesota                  333-46643                            41-1550505
(State or other         Commission file                       (I.R.S. Employer
jurisdiction of              number                          Identification No.)
incorporation or
organization)
                                    3804 13th Avenue East
                                    Hibbing, MN                       55746
(Address of principal executive offices)                           (Zip Code)

                                          (218) 263-8831
                         (Registrant's telephone number, including area code)

                                             Not applicable
                          (Former, name, former address and former fiscal year,
                                       if changed since last report)

Item 7.           Financial Statements and Exhibits.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                           The Sonwil Products, Inc. d/b/a T. J. Products, Inc.
                  balance sheet as of December 31, 1998, and the related statements of income, accumulated deficit and statement of cash flows for the year then ended, and the report of McGladrey & Pullen, LLC, independent auditor, thereon, together with the notes thereto, are located at pages 2 through 7 of this Report.


         (b) PRO FORMA FINANCIAL INFORMATION.

                           The pro forma condensed combined balance sheet
                  (unaudited) as of December 31, 1998, the pro forma combined statement of income (unaudited) for the year ended December 31, 1998, and the notes thereto are located at pages 8 through 12 of this Report.

                                              SONWIL PRODUCTS, INC.
                                              d/b/a TJ PRODUCTS, INC.
                                                 FINANCIAL REPORT
                                                 DECEMBER 31, 1998

INDEX TO FINANCIAL STATEMENTS                                            Page

Report of independent auditors                                              2

Balance sheet as of December 31, 1998                                       3

Statement of income for the year ended December 31, 1998                    4

Statement of accumulated deficit for the year ended
         December 31, 1998                                                  4

Statement of cash flows for the year ended December 31, 1998                5

Notes to financial statements                                             5-7

                               REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Sonwil Products, Inc.
d/b/a TJ Products, Inc.
West Jordan, Utah

         We have audited the accompanying balance sheet of Sonwil Products, Inc., d/b/a TJ Products, Inc., as of December 31, 1998, and the related statements of income, accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonwil Products, Inc., d/b/a TJ Products, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

         As described in Note 5 to the financial statements subsequent to year end the Company sold its assets to another company.

McGLADREY & PULLEN, LLP
Duluth, Minnesota
March 4, 1999


SONWIL PRODUCTS, INC.
d/b/a TJ PRODUCTS, INC.

BALANCE SHEET
December 31, 1998


--------------------------------------------------------------------------------

ASSETS
Current Assets
   Cash (Note 3)                                   $                 37,428
   Trade receivables                                                302,731
   Inventories                                                      271,096
   Prepaid expenses                                                  12,013
                                                   --- --------------------
              Total current assets                                  623,268
                                                   --- --------------------

Equipment and Leasehold Improvements
   Machinery and equipment                                        1,017,877
   Automotive equipment                                             149,148
   Office furniture and equipment                                    48,486
   Leasehold improvements                                             6,922
                                                           ----------------
                                                                  1,222,433
   Less accumulated depreciation                                    945,373
                                                       --------------------
                                                                    277,060
                                                    -- --------------------
                                                   $                900,328
                                                   === ====================



LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
   Current maturities of long-term debt (Note 3)  $                 73,640
   Due to related company                                           68,749
   Accounts payable                                                244,361
   Accrued expenses                                                 37,415
                                                      --------------------
              Total current liabilities                            424,165
                                                      --------------------

Long-Term Debt, less current maturities (Note 3)                   519,682
                                                      --------------------

Commitments (Note 5)

Stockholder's Equity (Deficit)
   Common stock, no par value; authorized 50,000
shares;
       issued 5,000 shares                                           5,000
   Accumulated deficit                                             (48,519)
                                                     ---------------------
                                                                   (43,519)
                                                     ---------------------
                                                  $                900,328
                                                  ========================

See Notes to Financial Statements.

SONWIL PRODUCTS, INC.
d/b/a TJ PRODUCTS, INC.

STATEMENT OF INCOME
Year Ended December 31, 1998


--------------------------------------------------------------------------------

Net Sales (Note 2)                                 $             2,929,162

Cost of Sales                                                    2,523,852
                                                  ---- -------------------
              Gross profit                                         405,310

Operating Expenses                                                 575,065
                                                  ---- -------------------
              Operating loss                                      (169,755)

Nonoperating Income (Expense)
   Interest income                                                   3,803
   Gain on sale of equipment                                         3,249
   Interest expense                                                (67,670)
                                                  ---- -------------------
              Net loss                             $              (230,373)
                                                  ==== ===================




STATEMENT OF ACCUMULATED DEFICIT
Year Ended December 31, 1998


--------------------------------------------------------------------------------


Balance, beginning                                      $           189,354

   Net loss                                                        (230,373)
   Distributions                                                     (7,500)
                                                        --- ----------------

Balance, ending                                         $           (48,519)
                                                        === ================

See Notes to Financial Statements.

SONWIL PRODUCTS, INC.
d/b/a TJ PRODUCTS, INC.

STATEMENT OF CASH FLOWS
Year Ended December 31, 1998


--------------------------------------------------------------------------------
Cash Flows from Operating Activities
   Net loss                                               $          (230,373)
   Adjustments to reconcile net loss to net cash
       used in operating activities:
       Depreciation                                                   188,822
       Gain on sale of equipment                                       (3,249)
       Changes in working capital components:
          Increase in receivables                                     (23,381)
          Increase in inventories                                     (27,862)
          Decrease in prepaid expenses                                  1,184
          Increase in accounts payable and accrued                     72,206
          expenses
                                                             ----------------
              Net cash used in operating activities                   (22,653)
                                                             ----------------

Cash Flows from Investing Activities
   Purchase of equipment                                               (1,003)
   Proceeds from sale of equipment                                      5,000
                                                             ----------------
              Net cash provided by investing activities                 3,997
                                                             ----------------

Cash Flows from Financing Activities
   Principal payments on long-term borrowings                         (58,773)
   Cash distributions                                                  (7,500)
   Advances from related company                                       27,660
                                                             ----------------
              Net cash used in financing activities                   (38,613)
                                                             ----------------

              Net decrease in cash                                    (57,269)

Cash:
   Beginning                                                           94,697
                                                             ----------------
   Ending                                                    $         37,428
                                                             ================

Supplemental Disclosures of Cash Flow Information
   Cash payments for interest                                $         66,201
                                                             ================

See Notes to Financial Statements.


SONWIL PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS


Note 1.           Nature of Business and Significant Accounting Policies

Nature of business: The Company is engaged in the business of producing rubber linings, rubber moldings and urethane moldings for the mineral processing, electric power, paper, and U.S. military and aerospace industries to customers located primarily in the Rocky Mountain area of the United States. The Company extends credit to its customers, all on an unsecured basis, on terms that it establishes for individual customers.

A summary of the Company's significant accounting policies follows:

Cash: The Company maintains its cash in accounts which, at times, may exceed insured limits. The Company has not experienced any losses in such accounts.

Inventories: Inventories are stated at the lower of cost or market and consist primarily of raw materials. Cost is determined by the first-in, first-out method.

Equipment and leasehold improvements: Equipment and leasehold improvements are stated at cost. Depreciation is computed on the straight-line method over seven years.

Income taxes:                       The Company, with the consent of its
stockholder, has elected to be taxed under sections of federal income tax law, which provide that, in lieu of corporation income taxes, the stockholder separately account for the Company's items of income, deductions, losses and credits. As a result of this election, income taxes have not been recognized in the accompanying financial statements.

Revenue recognition: The Company recognizes revenue upon shipment of product. Returns and allowances are recorded in the period the need for such is identified.

Disclosures about fair value of financial instruments: The carrying amount of current assets and liabilities approximates fair value because of the short maturity of those instruments. The carrying amount of long-term debt approximates fair value since long-term debt has an interest rate which fluctuates with the prime rate.

Use of estimates in the preparation of financial statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 2.           Major Customer

The Company has a major customer which accounted for approximately 24% of net sales. Accounts receivable from this customer amounted to approximately $42,300 as of December 31, 1998.

Note 3.          Long-Term Debt

Long-term debt as of December 31, 1998 is as follows:


--------------------------------------------------------------------------------

Note payable, bank, due in monthly installments of
$9,858 including interest at the bank's prime rate
(8.75% at December 31, 1998) to September 2001, at
which time the remaining balance is due, collateralized
by all cash accounts of the Company and real estate
owned by the stockholder and guaranteed by the            $            593,322
stockholder

Less current maturities                                                 73,640
                                                          --- ----------------
                                                          $            519,682
                                                          === ================

In connection with the bank note payable, the Company has agreed, among other things, not to: (1) permit total liabilities to net worth to exceed 1.75 to 1; (2) permit a ratio of earnings before interest, taxes, depreciation and amortization to current maturities of long-term debt to be less than 1.5 to 1; and (3) incur additional debt. The Company was in violation of certain covenants as of December 31, 1998. Subsequent to year end the outstanding balance on the bank note was paid in full with proceeds from sale of the business as described in Note 5.


Note 4.           Leases and Related Party Transactions

The Company leases production facilities from DGW Enterprises, L.C., a company owned by the stockholder, under the terms of a five-year operating lease expiring October 2001. Lease payments amounted to $150,000 for the year ended December 31, 1998. The lease provided that the Company pay all utilities, property taxes, and insurance over certain amounts. Subsequent to year end the lease agreement was terminated in connection with the sale of the business as described in Note 5.

The Company also leases a vehicle and machinery and equipment under short-term operating leases.

Total rent expense, including rent paid to a related party, amounted to $177,258 in 1998.

The Company has a payable to DGW Enterprises, L.C. of $68,749 at December 31, 1998.


Note 5.           Subsequent Event

On January 20, 1999, the Company entered into an agreement to sell primarily all of its assets including inventory and equipment for approximately $2,260,000. The Company expects to realize a gain on the sale of approximately $1,652,000. The stockholders entered into a long-term noncompete agreement with the purchaser.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma condensed financial statements presented on the following pages are based on the historical financial statements of the Company and reflect the pro forma effects of the acquisition of Sonwil Products, Inc., d/b/a TJ Products, Inc. on January 20, 1999.

The pro forma adjustments have been applied to the historical financial statements of the Company for the year ended December 31, 1998. The acquisition will be accounted for using the purchase method of accounting. For purposes of the pro forma statements, the purchase price of the assets of $2,259,040 has been allocated to the acquired net assets based on information currently available with regards to the values of such assets. The cost of property and equipment has been allocated based on a current appraisal. As such, final adjustments to recorded amounts may differ from the pro forma adjustments presented herein.

The unaudited pro forma condensed balance sheet is presented as if the acquisition had occurred on December 31, 1998. The unaudited pro forma statement of income for the year ended December 31, 1998, was prepared as if the acquisition had occurred on January 1, 1998.

These pro forma financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the acquisition taken place at the beginning of the period or as of December 31, 1998, or to project the Company's financial position or results of operations at any future date or for any future period. The pro forma statements should be read in connection with the notes thereto.

INDUSTRIAL RUBBER PRODUCTS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA BALANCE SHEET

December 31, 1998

                                  Historical   Adjustments          As Adjusted
--------------------------------------------------------------------------------

ASSETS
Current Assets
   Cash and cash equivalents  $    2,715,966  $ (2,259,040) (1a)  $       96,926
                                                  (360,000) (2)
   Marketable debt securities      1,642,784         _                 1,642,784
   Receivables                     1,201,564         _                 1,201,564
   Inventories                       408,731        349,391 (1b)         758,122
   Prepaid expenses and other                         9,649 (1c)
     current assets                  190,996        360,000 (3)          560,645
                              --------------------------------------------------
        Total current assets       6,160,041     (1,900,000)           4,260,041
                              --------------------------------------------------

Deferred Taxes and Other             366,050                             366,050
Assets                                                -
                              --------------------------------------------------

Property and Equipment             3,072,119       1,485,475 (1d)      4,557,594
   Less accumulated                1,372,420          -                1,372,420
depreciation
                              --------------------------------------------------
                                   1,699,699       1,485,475           3,185,174
                              --------------------------------------------------

Intangibles                                          414,525 (1e)        564,525
                                        -
                                                     150,000 (2)
                              --------------------------------------------------
                              $    8,225,790  $      150,000        $  8,375,790

                              ==================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Current maturities of
     long-term debt         $        174,263  $       30,000(2)     $ 204,263
   Accounts payable                  485,493             -            485,493
   Accrued expenses                  547,034             -            547,034
                            ----------------------------------------------------
     Total current liabilities     1,206,790          30,000        1,236,790
                            ----------------------------------------------------

Long-Term Debt, less current         329,108         120,000(2)       449,108
maturities
                            ----------------------------------------------------

Stockholders' Equity
   Common stock, $.001 par value;
       authorized 25,000,000 shares;
       issued 4,194,000 shares         4,194         -                  4,194
   Additional paid-in capital      5,605,832         -              5,605,832
   Retained earnings               1,090,605         -              1,090,605
                            ----------------------------------------------------
                                   6,700,631         -              6,700,631
   Less cost of shares reacquired     10,739         -                 10,739
                            ----------------------------------------------------
                                   6,689,892         -              6,689,892
                            ----------------------------------------------------
                            $      8,225,790  $      150,000      $ 8,375,790
                            ====================================================

See Notes to Unaudited Pro Forma Balance Sheets.

INDUSTRIAL RUBBER PRODUCTS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA STATEMENT OF INCOME
Year Ended December 31, 1998



                      Industrial        Sonwil          Purchase
                      Rubber Products,  Products, Inc.  Accounting
                      Inc. Historical   Historical      Adjustments    Pro Forma
--------------------------------------------------------------------------------



Sales                 $    9,981,268    $   2,929,162   $   -       $12,910,430


Cost of Sales              7,784,754        2,523,852     130,296(1) 10,438,902
                      ----------------------------------------------------------
   Gross profit            2,196,514          405,310    (130,296)    2,471,528
                                                           27,635(2)
Operating Expenses         2,552,434          575,065      30,000(3)  3,185,134
                      ----------------------------------------------------------
   Operating income (loss)  (355,920)        (169,755)   (187,931)     (713,606)
                      ----------------------------------------------------------

Nonoperating Income
(Expense)
   Interest and other        245,713            7,052     (90,052)(5a)  162,713
    income
         Interest expense   (138,247)         (67,670)     67,670 (4)
                                                          (73,620)(5b) (211,867)

                       ---------------------------------------------------------
                             107,466          (60,618)    (96,002)      (49,154)
                       ---------------------------------------------------------
        Income(loss)
        before income       (248,454)       (230,373)   (283,933)      (762,760)
        taxes
                                                         (80,000)(6a)
Federal and State Income    (337,000)          -         (113,600)(6b) (530,600)
Taxes
                       ---------------------------------------------------------
        Net income (loss)$    88,546     $  (230,373)  $ (170,333)    $(232,160)
                       ---------------------------------------------------------

Unaudited Pro Forma
Information
   Income (loss) before  $  (248,454)    $  (230,373)  $ (283,933)  $  (762,760)
income taxes
   Provision for income      (80,000)        (80,000)    (113,600)     (273,600)
taxes
                       ---------------------------------------------------------
         Net income (loss)$ (168,454)   $   (150,373)  $ (170,333)  $  (489,160)
                       ---------------------------------------------------------

   Basic earnings (loss) $     (0.04)                               $     (0.13)
per share
                       --------------                           ----------------

   Diluted earnings (loss)$    (0.04)                               $     (0.13)
per share
                       --------------                            ---------------

   Weighted average shares
         outstanding        3,803,651                                 3,803,651
                       --------------                            ---------------
See Notes to Unaudited Pro Forma Statements of Income.

INDUSTRIAL RUBBER PRODUCTS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA BALANCE SHEETS


--------------------------------------------------------------------------------

Adjustments were made as follows:

(1)  Record purchase of certain assets
and of Sonwil Products, Inc.:
       (a)  Purchase price                               $            2,259,040
                                                         =======================
       Allocated as follows:
       (b)  Inventories                                  $              349,391
       (c)  Prepaid expenses                                              9,649
       (d)  Equipment and leasehold
                  improvements
            Machinery and equipment         $  1,352,840
            Office furniture and equipment        41,335
            Automotive equipment                  80,300
            Leasehold improvements                11,000              1,485,475
                                            ------------
       (e)  Goodwill                                                    414,525
                                                                 ---------------
                                                          $           2,259,040
                                                          ======================
(2)  Record five-year consulting
       agreement with previous owner                      $             150,000
                                                          ======================

(3)  Record prepaid salary paid to
       previous owners under
       employment agreement                               $             360,000
                                                          ======================

INDUSTRIAL RUBBER PRODUCTS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA STATEMENTS OF INCOME


--------------------------------------------------------------------------------
Adjustments were made as follows:

(1) Eliminate depreciation applicable to historical
       operations of Sonwil Products, Inc.:                   $        (190,026)
                                                              ------------------

   Add:
       Machinery and equipment $1,352,840 depreciated over              270,568
10 years
       Office furniture and equipment $41,335 depreciated                16,534
over 7 years
       Automotive equipment $80,300 depreciated over 5                   32,120
years
       Leasehold improvements $11,000 depreciated over 10                 1,100
years
                                                               -----------------
                                                                        320,322
                                                               -----------------
   Net increase in depreciation                                $        130,296
                                                               =================

(2) Record amortization of intangible of $414,525
 over 15 years                                                 $         27,635
                                                               =================

(3) Record payment of five year noncompete agreement
       with previous owner at $30,000 per year                 $         30,000
                                                               =================

(4) Eliminate interest expense applicable to
       historical operations of Sonwil Products, Inc.          $         67,670
                                                               =================

(5) Record interest expense and reduction of interest income on proceeds used for purchase

   (a)  Record reduction on interest income on cash used
          in financing purchase price of acquisition           $         90,052
                                                               =================

   (b)  Record interest expense on amount financed for
          purchase to date before proceeds from IPO received   $         73,620
                                                               =================

(6) Adjust income taxes
   (a)  Record income taxes on Sonwil Products, Inc. for
                  the year ended
          Pretax loss                                         $        (230,373)
          Tax benefit                                                   (80,000)
                                                              ==================

   (b)  Adjust income taxes on the Company
          Pretax loss as adjusted                             $        (283,933)
          Tax benefit                                                  (113,600)
                                                              =================

    (c)  EXHIBITS

                  None.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               INDUSTRIAL RUBBER PRODUCTS, INC.
                                                              (Registrant)


Date: April 5, 1999                                  /s/ John M. Kokotovich
                                               --------------------------------
                                                         John M. Kokotovich
                                                         Chief Financial Officer